Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Dawson Geophysical Company:
We consent to the incorporation by reference in the registration statements on Form S-8 of Dawson Geophysical Company (Reg. No. 333-113576) and the registration statement on Form S-3 (Reg. No. 333-127268) of our reports dated December 13, 2005, with respect to the balance sheets of Dawson Geophysical Company as of September 30, 2005 and 2005, and the related statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, which report appears in the Annual Report on Form 10-K of Dawson Geophysical Company for the fiscal year ended September 30, 2005.
KPMG LLP

Dallas, Texas
December 13, 2005